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                                                                    EXHIBIT 10.4

                           EDEN BIOSCIENCE CORPORATION

                            2000 STOCK INCENTIVE PLAN



                               SECTION 1. PURPOSE

        The purpose of the Eden Bioscience Corporation Stock Incentive Plan (the "Plan") is to enhance the long-term shareholder value of Eden Bioscience Corporation, a Washington corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "AWARD" means a grant of Options or Stock Awards, or any combination thereof, pursuant to the Plan.

        "BOARD" means the Board of Directors of the Company.

        "CAUSE," unless otherwise defined in an employment or services agreement between the Company or a Related Corporation and a Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMON STOCK" means the common stock, par value $0.0025 per share, of the Company.

        "COMPANY" means Eden Bioscience Corporation, a Washington corporation.

        "CORPORATE TRANSACTION" means either of the following events:

        (a) Consummation of any merger or consolidation of the Company with or into another corporation or

        (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets;

provided, however, that a Corporation Transaction shall not include (i) a merger of the Company

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in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (ii) a mere reincorporation of the Company; (iii) a transaction undertaken for the sole purpose of creating a holding company; or (iv) a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 8) of the Company.

        "DISABILITY," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

        "EMPLOYMENT TERMINATION DATE" has the meaning set forth in Section 7.6.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FAIR MARKET VALUE" means the per share value of the Common Stock as established in good faith by the Plan Administrator, or if the Common Stock is
(a) listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by that market for a single trading day or (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

        "GOOD REASON" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

        (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) that, in the Participant's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, as a result of his or her Disability or death, or by the Participant other than for Good Reason;

        (b) a reduction in the Participant's annual base salary;

        (c) the Successor Corporation's requiring the Participant (without the Participant's consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate


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Transaction;

        (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

        (e) any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

        (f) any purported termination of the Participant's employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

        "GRANT DATE" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

        "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

        "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

        "OPTION" means the right to purchase Common Stock granted under Section
7.

        "OPTION EXPIRATION DATE" has the meaning set forth in Section 7.6.

        "OPTION TERM" has the meaning set forth in Section 7.3.

        "PARTICIPANT" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

        "PLAN ADMINISTRATOR" means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

        "RELATED CORPORATION" means any entity that, directly or indirectly, is in control of or is controlled by the Company.


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        "RETIREMENT" means retirement on or after the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "STOCK AWARD" means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

        "SUCCESSOR CORPORATION" has the meaning set forth in Section 12.3.1.

                            SECTION 3. ADMINISTRATION

3.1     PLAN ADMINISTRATOR

        The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2     ADMINISTRATION AND INTERPRETATION BY PLAN ADMINISTRATOR

        Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's


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interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1     AUTHORIZED NUMBER OF SHARES

        Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

        (a) 1,500,000 shares; plus

        (b) an annual increase to be added as of the first day of the Company's fiscal year beginning in 2002 equal to the least of (i) 1,500,000 shares and
(ii) 5% of the outstanding Common Stock of the Company as of the end of the Company's immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding Options and warrants and conversion of all outstanding convertible preferred stock) and (iii) a lesser amount determined by the Board; provided that any shares from any such increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan and; plus

        (c) any authorized shares (i) not issued or subject to outstanding options under the Company's Amended and Restated 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Prior Plan") on the date the initial registration of the Common Stock under Section 12 of the Exchange Act first becomes effective and (ii) any shares subject to outstanding options under the Prior Plan on such date that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for vested and nonforfeitable shares), up to an aggregate maximum of 2,824,834 shares, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

        Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2     REUSE OF SHARES

        Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it


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is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, that the aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed the number of shares available for issuance as set forth in Section 4.1., subject to adjustment from time to time as provided in
Section 12.1.

                             SECTION 5. ELIGIBILITY

        Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants (a) are natural persons or an alter ego entity; (b) render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (c) render bona fide services that do not directly or indirectly promote or maintain a market for the Company's securities.

                                SECTION 6. AWARDS

6.1     FORM AND GRANT OF AWARDS

        The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2     SETTLEMENT OF AWARDS

        The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3     ACQUIRED COMPANY AWARDS

        Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that


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a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

                          SECTION 7. AWARDS OF OPTIONS

7.1     GRANT OF OPTIONS

        The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2     OPTION EXERCISE PRICE

        The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3     TERM OF OPTIONS

        The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Sections 8.2 and 8.4.

7.4     EXERCISE OF OPTIONS

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator.

        To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one


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time, as determined by the Plan Administrator.

7.5     PAYMENT OF EXERCISE PRICE

        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check (acceptable to the Plan Administrator) or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

        (a) cash;

        (b) check (acceptable to the Plan Administrator);

        (c) tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

        (d) if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

        (e)    such other consideration as the Plan Administrator may permit.

        In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note or (ii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6     POST-TERMINATION EXERCISES

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at


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any time. If not so established in the instrument evidencing the Option, the
Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

        (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Employment Termination Date") shall expire on such date.

        (b) Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire upon the earliest to occur of

            (i) if the Participant's Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the three-month anniversary of such Employment Termination Date;

            (ii) if the Participant's Employment Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Employment Termination Date; and

            (iii)   the last day of the Option Term (the "Option Expiration
Date").

        Notwithstanding the foregoing, if the Participant dies after the Employment Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

        Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire at the time the Company first notifies the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Corporation has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

        (c) A Participant's transfer of employment or service relationship between or among the Company and a Related Corporation, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.


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                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

        To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1     DOLLAR LIMITATION

        To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2     MORE THAN 10% SHAREHOLDERS

        If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option granted to such individual shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3     ELIGIBLE EMPLOYEES

        Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.4     TERM

        Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5     EXERCISABILITY

        An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6     TAXATION OF INCENTIVE STOCK OPTIONS

        In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an


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Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7     PROMISSORY NOTES

        The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8     SHAREHOLDER APPROVAL

        If the shareholders of the Company do not approve the Plan within 12 months after the Board of Director's adoption of the Plan, any outstanding Incentive Stock Options shall become Nonqualified Stock Options.

8.9     CODE DEFINITIONS

        For purposes of this Section 8, "parent corporation," "subsidiary corporation" and "disability" have the meanings attributed to those terms for purposes of Section 422 of the Code.

                             SECTION 9. STOCK AWARDS

9.1     GRANT OF STOCK AWARDS

        The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock ("Stock Awards") on such terms and conditions and subject to such repurchase or forfeiture provisions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2     ISSUANCE OF SHARES

        Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate


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number of shares of Common Stock.

9.3     WAIVER OF RESTRICTIONS

        Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                             SECTION 10. WITHHOLDING

10.1    GENERAL

        To the extent required by applicable local, state, federal or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Common Stock or make any cash distributions under the Plan until such obligations are satisfied.

10.2    SHARE WITHHOLDING

        The Plan Administrator may permit or require a Participant to satisfy all or part of any withholding tax obligations (a) by having the Company withhold all or a portion of any shares of Common Stock that would otherwise be issued to the Participant pursuant to an Award (up to the employer's minimum required tax withholding rate) or (b) by surrendering all or a portion of any shares that the Participant previously acquired (up to the employer's minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months). Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                            SECTION 11. ASSIGNABILITY

        Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                             SECTION 12. ADJUSTMENTS

12.1    ADJUSTMENT OF SHARES


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        In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and the number and kind of securities issuable as Incentive Stock Options as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Awards and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2    DISSOLUTION OR LIQUIDATION

        To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3    CORPORATE TRANSACTION

        12.3.1 OPTIONS

        (a) In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

        (b) In the event the Successor Corporation refuses to assume, continue or substitute for an Option, each such outstanding Option shall become vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction.

        (c) For the purposes of this Section 12.3, the Option shall be considered assumed, continued or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

        (d) All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

        12.3.2 STOCK AWARDS

        In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the repurchase or forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the repurchase or forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

        12.3.3 ACCELERATION

        Except as otherwise provided in the instrument evidencing the Award, any Awards that are assumed, continued or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically become 100% vested and exercisable (and any forfeiture or repurchase provisions to which Stock Awards are subject shall lapse to the same extent) in the event that the Participant's employment or service relationship should terminate in contemplation of the Corporate Transaction or within three years following such Corporate Transaction, unless such employment or service relationship is terminated for Cause or by the Participant voluntarily without Good Reason.

12.4    FURTHER ADJUSTMENT OF AWARDS

        Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to

Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5    LIMITATIONS

        The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6    FRACTIONAL SHARES

        In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

                           SECTION 13. MARKET STANDOFF

        In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 14 shall in all events terminate two years after the effective date of the Company's initial public offering.

        In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

        In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                      SECTION 14. AMENDMENT AND TERMINATION

14.1    AMENDMENT OR TERMINATION OF PLAN

        The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

14.2    TERM OF PLAN

        Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

14.3    CONSENT OF PARTICIPANT

        The suspension, amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

                               SECTION 15. GENERAL

15.1    EVIDENCE OF AWARDS

        Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2    NO INDIVIDUAL RIGHTS

        Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant's employment or other relationship at any time, with or without Cause.

15.3    ISSUANCE OF SHARES

        Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

        To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4    NO RIGHTS AS A SHAREHOLDER

        No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5    COMPLIANCE WITH LAWS AND REGULATIONS

        Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6    PARTICIPANTS IN FOREIGN COUNTRIES

        The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7    NO TRUST OR FUND

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8    SEVERABILITY

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9    CHOICE OF LAW

        The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

                           SECTION 16. EFFECTIVE DATE

        The effective date of the Plan is the date on which it is adopted by the Board so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

        Adopted by the Board on July 6, 2000 and approved by the Company's shareholders on August 9, 2000.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                  SUMMARY PAGE

                                                  SECTION/EFFECT OF       DATE OF SHAREHOLDER
DATE OF BOARD ACTION      ACTION                  AMENDMENT               APPROVAL
July 6, 2000              Initial Plan Adoption                           August 9, 2000